SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	October 17, 2003
(Date of earliest event reported)	October 17, 2003

St. Joseph Capital Corporation
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-6581 (Commission File Number)	35-1977746 (I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana	46545
(Address of principal executive offices)	(Zip Code)

(800) 890-2798
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated October 17, 2003

Item 5. Other Events and Regulation FD Disclosure

     St. Joseph Capital Corporation (the “Company”) announced today that Mr. Edward R. Pooley and Mrs. Nancy N. King have resigned from the Company to pursue other interests. Mr. Pooley was Senior Vice President, Chief Financial Officer and Secretary of the Company. Mrs. King held the titles of Senior Vice President and Chief Administrative Officer. A press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

               99.1 Press release dated October 17, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH CAPITAL CORPORATION

Dated: October 17, 2003	By:	/s/ John W. Rosenthal

John W. Rosenthal

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